(BW)(BUFFETS)     Buffets, Inc. Reports Same Store Sales Trends and Announces Conference Call to Discuss Third Quarter Results

EAGAN, Minn.—(BUSINESS WIRE)—April 14, 2004—Buffets, Inc. (“Buffets”) reported a same store sales increase of 4.4% for the third quarter of its 2004 fiscal year (the sixteen-week period ended April 7, 2004) as compared to the comparable period in the prior year.

Buffets also announced that it would be conducting a conference call to discuss operating results for the first three quarters of its fiscal year (the 40 weeks ended April 7, 2004) on May 12, 2004 at 11:00 a.m. (Eastern). You may access this call starting at 10:45 a.m. (Eastern). The conference phone number will be 1-888-228-7864 and the conference ID number will be 6862944. The conference call leader will be Kerry Kramp, Chief Executive Officer, of Buffets.

In consideration of your fellow participants, Buffets requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, May 21, 2004 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-800-642-1687 and requesting conference ID number 6862944.

Buffets currently operates 361 restaurants in 35 states comprised of 353 buffet restaurants and eight Tahoe Joe’s Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises 20 buffet restaurants in seven states.

CONTACTS:
Buffets, Inc., Eagan, MN
R. Michael Andrews, Jr., Chief Financial Officer (651) 365-2626, or
Don Van der Wiel, Vice President, Controller (651) 365-2789